EXHIBIT 10.10

                                COMPOSITECH LTD.
                      AMENDED AND RESTATED STOCK AWARD PLAN


     1. Purpose
        -------


     The purpose of this Stock Award Plan (the "Plan") is to provide to selected officers, directors, employees and consultants and other non-employee individuals providing or expected to provide valuable services contributing to the growth and success of Compositech Ltd. (the "Company"), an opportunity to obtain or increase a proprietary interest in the Company, or to benefit from the appreciation in the value of the Company's Common Stock, par value $0.01 per share (the"Common Stock"), as an incentive to such persons to continue and to increase their efforts to benefit the Company and to continue their relationship with the Company.

     2. Administration
        --------------

     The Plan shall be administered by, and all decisions and determinations concerning the Plan shall be made solely by, the Award Committee or any successor committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"). The Committee shall consist of no less than three "non-employee directors," as such term is defined in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee may establish, modify or rescind any rules or regulations for the conduct of its business and the administration of the Plan, in any case, not inconsistent with the express provisions of the Plan, the By-laws or the Restated Certificate of Incorporation of the Company or any resolutions of the Board. Any decision of the Committee in the administration of the Plan, shall be final, conclusive and binding on all persons. Any action of the Committee shall be taken by a vote or written consent of a majority of its members except that the members of the Committee may authorize any one or more of their number to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for any action taken, or determination made, in good faith.

     3. Eligibility and Participation
        -----------------------------

     Officers, directors and employees of the Company shall be eligible for selection to participate in the Plan. Non-employee individuals, providing or expected to provide valuable services to the Company, as the Committee may determine, also shall be eligible for selection to participate in the Plan. Notwithstanding the foregoing, only persons employed by the Company (or any subsidiary thereof) shall be eligible to receive options intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options" or "ISOs"), hereunder.

     4. Awards under the Plan
        ---------------------

     (a) "Awards" under the Plan shall mean and include any one or a combination of ISOs, nonqualified stock options ("NQSOs," and together with ISOs, "Options") and shares of Common Stock subject to restrictions ("Restricted Stock"). Awards shall be represented by, or issued pursuant to, agreements in such form as the Committee may from time to time approve, which agreements need not contain uniform terms and conditions but shall comply with and be subject to all the terms, conditions and restrictions of the Plan ("Award Agreements"). The Committee shall have the authority to accelerate the vesting periods for all Options granted by the Committee under the Plan.


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     (b) Subject to  adjustment  as provided in paragraph 7 below,  there may be issued under the Plan pursuant to Awards an aggregate of not more than One Million One Hundred Seventy-Five Thousand (1,175,000) shares of Common Stock; provided, however, that if an Option shall expire or terminate without having been exercised in full, or if any shares of Restricted Stock shall be forfeited by a recipient thereof, any unissued shares of Common Stock which were covered by that Award may be added to the shares otherwise available for Awards to be granted pursuant to the Plan. The Company hereby reserves One Million One
Hundred Seventy-Five Thousand (1,175,000) shares of Common Stock for issuance under the Plan.

     (c) A participant who has been awarded an Option hereunder (an "Optionee") (and any person succeeding to the Optionee's rights pursuant hereto) shall not have any rights as a stockholder with respect to any shares of Common Stock issuable pursuant to any Option until the date of the issuance of a stock certificate to the Optionee for the shares. Except as provided in paragraph 7 below, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date a stock certificate is issued. A participant who has been awarded Restricted Stock hereunder shall, except for the restrictions on transfer, be the owner of such Restricted Stock and shall have all the rights of a stockholder.

     5. Options
        -------

     Each Option granted under the Plan shall comply with the following terms and conditions:

     (a) An Option exercise price shall be determined by the Committee in its sole discretion, but in the case of an ISO, such exercise price shall be not less than the Fair Market Value, as hereinafter defined, of the Common Stock on the date of grant.

     (b) The term of an Option shall be determined by the Committee, but in no event shall any ISO be exercisable more than ten years after the date on which it was granted.

     (c) An Option shall not be transferable by the Optionee otherwise than by will or the applicable laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee.

     (d) An Option shall not be exercisable:

          (i) prior to six months from the date it is granted;

          (ii) unless payment in full is made for the shares of Common Stock being acquired thereunder at the time of exercise (A) in United States dollars by cash or check, (B) by tendering to the Company shares of Common Stock owned by the person exercising the Option and having a Fair Market Value equal to the cash price applicable to the Option, (C) by a combination of United States dollars and shares of Common Stock as aforesaid, or (D) with the prior approval of the Committee, by tendering to the Company a promissory note on which such person exercising the Option is personally liable and which is in a form satisfactory to the Committee; and

          (iii) unless the person exercising the Option fulfills the eligibility requirements in paragraph 3 above at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, except that each Award Agreement with respect to an Option may specify the


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conditions and circumstances under which an unexercised Option may or may not be exercised in the event that the relationship between the Company and the Optionee is terminated prior to the expiration date of the Option.

     (e) An outstanding, unexercised and unexpired Option shall become exercisable in full in the event of a "change in control" of the Company and the Committee may in its discretion provide that in such event such outstanding, unexercised and unexpired Options may be surrendered for cash in the amount by which the fair market value of the Company's Common Stock subject to such Options immediately prior to the "change in control" as determined by the Committee exceeds the exercise price of such Common Stock at such time. The Committee also has the discretion to provide that Options will continue to be exercisable following the change in control for the consideration that would have been receivable at the time of the change in control if the options had been exercised immediately prior thereto. A "change in control" means generally
(i) the merger or consolidation of the Company as a result of which the Company is not the surviving entity, (ii) the sale of all or substantially all of the assets of the Company, (iii) the acquisition by another person of 80% or more of the then outstanding shares of Common Stock or (iv) the recapitalization, reorganization, dissolution or liquidation of the Company.

     For purposes hereof "Fair Market Value" shall mean the fair market value per share of the Company's Common Stock as determined by the Committee in good faith; provided, however, that if the Company's Common Stock is listed or admitted to trading on a securities exchange registered under the Exchange Act, or as a national market security on the National Association of Securities Dealers, Inc., Automated Quotations System ("NASDAQ") or any similar system then in use, the Fair Market Value per share shall be the average of the reported high and low sales price on the date in question (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal securities exchange or system on which such share is listed or admitted to trading, or if a share is not listed or admitted to trading on any such exchange and is not listed as national market security on NASDAQ but is quoted on NASDAQ or any similar system then in use, the Fair Market Value per share shall be the average of the closing high bid and low asked quotations on such system for such share on the date in question.

     6. Restricted Stock
        ----------------

     An Award of Restricted Stock hereunder shall entitle the holder thereof to receive shares of Common Stock which shall be forfeited if the relationship between the Company and such holder terminates during the Restricted Period, as defined below, for any reason other than those set forth in the related Award Agreement. For purposes hereof, "Restricted Period" shall mean that period as determined by the Committee during which the shares of Restricted Stock awarded to a participant may be forfeited. The Committee may at any time provide that a Restricted Period shall terminate upon the attainment of any performance objective established by the Committee. Upon termination of the Restricted Period, the shares of Restricted Stock shall be delivered to the recipient free and clear of all such restrictions.

     7. Dilution and Other Adjustment
        -----------------------------

     In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event, the number or kind of shares issued, or that may be issued under the Plan pursuant to paragraph 4 above shall be automatically adjusted to give effect to the occurrence of such event (and, in the case of an Option, the number or kind of shares subject to, or the Option price per share under, any outstanding Option shall be automatically adjusted) so that the


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proportionate interest of the participant shall be maintained as before the occurrence of such event. Any adjustment in outstanding Options pursuant to this paragraph 7 shall be made without change in the total Option exercise price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option exercise price per share. No fractional shares of Common Stock shall be issued pursuant to any adjustment referred to herein, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. Any adjustment made pursuant to this paragraph 7 shall be conclusive and binding for all purposes of the Plan.

     8. Miscellaneous
        -------------

     (a) No person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in any way in the service of the Company.

     (b) No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied, that such issuance will be in compliance with applicable federal, state and other securities laws.

     (c) It shall be a condition to the obligation of the Company to issue shares of Common Stock upon exercise of an Option, or deliver shares upon termination of a Restricted Period, as the case may be, that the participant (or any beneficiary or person entitled to act under paragraph 9 below) pay to the Company, upon its demand, any taxes required to be withheld.

     (d) The expenses of the Plan shall be borne by the Company.

     (e) By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Committee.

     9. Total Disability or Death
        -------------------------

     (a) Except as otherwise provided in the Award Agreement, if an employee Optionee terminates employment with the Company as the result, in the sole judgment of the Committee, of his becoming totally disabled, the Optionee shall be entitled to exercise any Option to the extent his right to exercise such Option had accrued at the date of termination of employment and had not previously been exercised, for a period of three months after such termination, subject, in any case, to all other provisions of the Plan.

     (b) Except as otherwise provided in the Award Agreement, if the employee Optionee should die either (i) while employed by the Company, or (ii) during any period in which the Optionee may exercise the Option following termination of employment, then the person or persons to whom the Optionee's rights under the Option shall pass by will or by the applicable laws of descent and distribution (including, without limitation, the executors, administrators or other personal representatives of the Optionee or his or her estate) shall be entitled to exercise the Option to the extent his right to exercise such Option had accrued at the date of termination of employment and had not previously been exercised, for a period of twelve months from the date of such death, subject, in any case, to all other provisions of the Plan.


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     10. Amendment or Termination
         ------------------------

     The Plan may be terminated at any time or amended at any time or from time to time by the Committee as the Committee shall deem advisable; provided, however, that except as provided in paragraph 7 above, the Committee may not, without further approval by the stockholders of the Company, increase the maximum number of shares of Common Stock as to which Options may be granted, or awarded as Restricted Stock, under the Plan, materially increase the benefits accruing to participants under the Plan or change the class of persons eligible to receive Awards under the Plan. No amendment or termination of the Plan shall materially and adversely affect any right of any participant with respect to any Award theretofore granted without such participant's written consent. No ISO may be granted after the tenth anniversary of the effective date of the Plan.

     11. Effectiveness
         -------------

     The Plan shall not be effective and no Award granted hereunder shall have effect unless and until the Plan has been approved and adopted by a majority in voting power of the stockholders of the Company.



Amended June 24, 1997


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